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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                 Date of earliest event reported - June 17, 1996




                                Market Guide Inc.
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             (Exact name of Registrant as specified in its charter)


        New York                         291525-NY            11-2646081
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(State or other jurisdiction           (Commission          (IRS Employer
of incorporation)                      File Number)       Identification No.)


2001 Marcus Avenue, Suite S200
Lake Success, New York                                        11042-1011
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(Address of principal executive offices)                      (Zip Code)

Registrants telephone number, including area code:        (516) 327-2400
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Item 5:           Other Event.

         Market Guide announced the signing of a multi-year contract to provide Reuters Ltd. With the right to use and distribute the contents of the Market Guide Database. The Company deems the acquisition of this contract to be of importance to its security-holders.

         See attached press release as an exhibit incorporated herein.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              MARKET GUIDE INC.
                                              (Registrant)


Date:    June 18, 1996               By:      /s/ John D. Case
                                              ----------------------
                                              John D. Case, Chairman
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[MARKET GUIDE LETTERHEAD]

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                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE

                      MARKET GUIDE INC. ANNOUNCES CONTRACT
                                  WITH REUTERS

    MARKET GUIDE TO SUPPLY ITS FINANCIAL DATABASE FOR WORLDWIDE DISTRIBUTION

                LARGEST SINGLE CONTRACT IN MARKET GUIDE'S HISTORY

LAKE SUCCESS, NY, June 17, 1996...Market Guide Inc. (OTC Bulletin Board: MARG) today announced that Reuters Limited has signed a multi-year contract commencing on July 1, 1996. The contract grants Reuters, and its subsidiaries, worldwide use and distribution rights to Market Guide's financial database. No financial details of the contract were disclosed, however, Market Guide has filed the legally mandated Form 8-K with the United States Securities & Exchange Commission.

Homi Byramji, President and Chief Executive Officer of Market Guide, observed that, "We couldn't be happier that Market Guide's existing relationship with Reuters' Quotron and Instinet divisions has developed into a comprehensive agreement with the parent company. This agreement with Reuters, which is the largest single contract in our Company's history, is very significant to Market Guide for several reasons: we feel that Reuters, by choosing Market Guide, has recognized our Company as an increasingly important supplier of financial information both in the United States and abroad; second, the implementation of this agreement will greatly increase Market Guide's market penetration in the global investment community; third, this relationship should help create opportunities for Market Guide to further increase its presence in its current and target markets; and finally, this contract should materially enhance the Company's financial performance going forward."

Commenting on the agreement, Davis Gaynes, Executive Vice President at Reuters America Holdings noted that, "In evaluating vendors for historical financial databases, we were impressed by the breadth, depth, quality and flexibility of Market Guide's product. Further, we were encouraged by the level of innovation the Company has

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exhibited in continually improving its product and adding new and attractive features. We see immediate applications for Market Guide's data in existing Reuters products and services, as well as for future products currently under development. Based on these factors and the positive long term relationship which Market Guide has maintained with our Quotron and Instinet subsidiaries up to now, we look forward to further growth in this relationship."

Marc Chaikin, Senior Vice President, Research, at Instinet, added "Market Guide's information has been an integral part of the Instinet Analytics product since 1993. We have been impressed with Market Guide's ability to expand its product and have recently adopted its proprietary industry and sector groups in our service. The Company has been very responsive to our needs and we are excited about expanding our relationship."

Reuters Holdings PLC (NASDAQ : RTRSY) supplies the global business community and news media with a wide range of products including real-time financial data, transaction systems, access to numerical and textual historical databases, news, graphics, still photos and news video. Reuters Group companies design and install trading room systems. Information is obtained from around 240 exchanges and over-the-counter markets, from 4,600 subscribers who contribute data directly to Reuters and from a network of about 1,860 journalists, photographers and cameramen. Some 327,000 users access Reuters information.

Market Guide, Inc. compiles a high quality database containing descriptive and financial information on over 8,000 publicly traded U.S. and foreign companies. The database contains detailed current and historical financial information, descriptive information about the company's business, summary institutional ownership, capital structure and insider trading statistics, short interest information, historical stock prices and over five hundred financial ratios. Market Guide markets its database directly through its Market Guide for Windows product line and through a variety of services on the Internet. The Company also distributes data through over 30 leading vendors in the professional and individual investor markets.

AT MARKET GUIDE
Dennis Slovak
Vice President
Sales & Marketing
(516) 327-2400 ext.109

AT LIONHEART COMMUNICATIONS
N. Gregory Pettit
Managing Director
(212) 599-2078

AT REUTERS
Robert Crooke
Vice President, Media Relations
(212) 603-3587

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